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                                                                   EXHIBIT 10.05



                               TRADEMARK LICENSE


This Agreement, dated this 26th day of November, 1996, is made by and between the NATIONAL ASSOCIATION OF REALTORS(R), an Illinois not for profit corporation having offices as 430 N. Michigan Ave., Chicago Illinois 60611-4087 (hereinafter "NAR"), and RealSelect, Inc. a Delaware corporation having offices at 5655 Lindero Canyon, Suite 106, Westlake Village, California 91362 (hereinafter "RealSelect").

Whereas, NAR has established and desires to preserve, protect, enhance and promote the national image and prestige of NAR as an association of real estate professionals and RealSelect acknowledges and recognizes this image and prestige; and

Whereas, NAR is the owner of all rights in and to various trademarks, trade names, logos, initials and other symbols associated with NAR, including common law rights; and

Whereas, NAR possesses valid Federal and/or State registrations for Trademarks (as defined below); and

Whereas, RealSelect desires a license to use certain of NAR's Trademarks in connection with the collection and distribution of information related to the availability for sale of all types of real estate via Electronic Display, as defined in the Operating Agreement dated as of November ___, 1996 between REALTORS(R) Information Network, Inc. ("RIN") and RealSelect (the "Operating Agreement"), (the "RealSelect Business");

Now, Therefore, for and in consideration of the mutual covenants and undertaking hereinafter set forth and other good and valuable consideration hereby acknowledged, it is agreed as follows:

                                   ARTICLE I
                                  DEFINITIONS

I.1 The term "Agreement" shall mean this License Agreement between NAR and RealSelect.

I.2 The term "Block R Logo" shall mean that logo owned by NAR consisting of a vertically oriented rectangular block, an "R" in a futura type face inside the block and the term REALTOR(R) centered below the block, all as shown in registration No. 1,137,081 of the Principal Register issued by the United States Patent and Trademark Office on June 17, 1980.

I.3 The term "Licensed Mark" shall mean NAR's federally registered membership mark, REALTOR(R) and the suffixes ".com" so as to appear as "REALTOR.com", "@home" so as to appear as "REALTOR@home", and "@aol" so as to appear as "REALTOR@aol" and shall include any other Trademarks, if any, which NAR grants to RealSelect after (i) RealSelect has received the approval from RIN, pursuant to the operating Agreement, for the Electronic Display of Real Property Ads (each as defined in the Operating Agreement) on a new electronic display vehicle or media and (ii) RealSelect has notified
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      NAR of this new electronic display vehicle or media and has requested
      NAR's permission to use a specific Trademark in connection therewith and
      (iii) NAR has granted its approval for such use, such approval not to be unreasonably withheld or delayed. NAR is the owner of all rights in and to the Licensed Mark.

I.4   The term "Parties" shall mean RealSelect and NAR.

I.5 The term "Trademarks" shall mean NAR's trademarks, service marks, marks, logos, insignias, seals, designs or other symbols/devices used by NAR or any of its members, affiliates or subsidiaries and associated with or referring to NAR or any of its goods, services or membership. NAR is the exclusive owner and licensor of these Trademarks.

                                  ARTICLE II
                               GRANT OF LICENSE

II.1 Subject to the terms of this Agreement and to the extent permitted by law, NAR hereby grants to RealSelect an exclusive worldwide license except for use in Canada to use the Licensed Mark in connection with the RealSelect Business pursuant to the Operating Agreement. The license is limited to use of the Licensed Mark as it is defined herein, but shall include any manner of display or communication of the Licensed Mark, and any variation in its form provided such variation has been approved in advance by NAR. The forms of display and communication of the Licensed Mark set forth in Schedule A, attached hereto and made a part hereof and as may be amended, shall be deemed approved by NAR for use by RealSelect.

II.2 NAR also hereby grants to RealSelect an exclusive license for the RealSelect Business to use NAR's federally registered membership mark, REALTOR(R) and the suffix "ads.com", so as to appear as the domain site "REALTORads.com" (the "Location Mark"). However, the license is limited to use of the Location Mark as a part of an Internet URL in connection with the operation of the RealSelect Business. RealSelect shall not include or use the Location Mark in the marketing or distribution of the RealSelect Business or for any other purpose except with NAR's prior authorization.

II.3 Subject to the rights granted herein NAR expressly reserves for itself the exclusive right to license its Trademarks, including the Licensed Mark, and RealSelect may not assign its rights or sublicense the use of the Licensed Mark to third parties. RealSelect may use a subcontractor to manufacture, create or promote the services in connection with which the Licensed Mark is used, but must require said third party to be bound to the same terms and conditions as is RealSelect relating to this Agreement.

II.4 RealSelect shall at no time adopt or use, without NAR's prior written consent, any variation of the Trademarks or any word or mark likely to be similar to or confusingly similar to or with any of the Trademarks.

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II.5   It is understood and agreed that RealSelect shall not use the phrases
       REALTOR(R) Property Ads and Voice for Real Estate in describing or promoting the RealSelect Business.

II.6 It is understood and agreed that RealSelect may used the phrase "The Official Internet Site of the NATIONAL ASSOCIATION OF REALTORS(R) in connection with the RealSelect Business so long as all uses clearly indicate that the business is operated by RealSelect, Inc; provided further that RealSelect may use the Block "R" logo in conjunction with such phrase provided such use is consistent with NAR's rules governing usage of the Block "R" logo; provided further that RealSelect may replace the word "Internet" with other approved forms of Electronic Display where such phrase is to appear in the other form of Electronic Display.

II.7 It is understood and agreed that RealSelect may answer its business phones with "REALTOR.COM operations."

II.8 It is further understood and agreed that the approved domain name can also be used on advertising, promotional materials, stationery, etc., all in connection with the RealSelect Business.

                                  ARTICLE III
                               QUALITY ASSURANCE

III.I RealSelect agrees to maintain a standard of quality for the service in connection with which the Licensed Mark is used that will enhance and contribute to the national image and prestige of NAR as an association of real estate professionals and will at all times avoid impugning the character and reputation of NAR and/or its members. If at any time RealSelect is in breach of this requirement, NAR may terminate this license as provided for hereinafter.

                                  ARTICLE IV
                          TRADEMARK USE AND OWNERSHIP

IV.I   NAR hereby represents and warrants to that to the best of NAR's knowledge
       (i) the Licensed Mark and the Location Mark are valid and enforceable,
       (ii) the Licensed Mark and the Location Mark do not infringe upon any rights of any third parties, (iii) there is no claim, pending or threatened, relating to the Licensed Mark or the Location Mark, (iv) NAR has no commitment, whether express or implied, with any other person or entity which is in conflict with the terms, conditions and understandings contained in this Agreement and (v) NAR has all of the rights necessary to enter into this Agreement and to make the grants herein contained.

IV.2 RealSelect agrees to use the Licensed Mark only in the form and manner and with appropriate legends as prescribed in writing from time to time by NAR, and not to use any other trademark, word, symbol or device in combination with said Licensed Mark

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       without the prior written approval of NAR. RealSelect agrees it will not alter, modify, dilute or otherwise misuse any of NAR's Trademarks.

IV.3 RealSelect agrees that upon request it shall cause to appear on or in connection with its services any reasonable trademark notices as NAR may from time to time, upon reasonable notice, designate.

IV.4 RealSelect hereby acknowledges NAR's ownership of the Trademarks, the Licensed Mark and the Location Mark and RealSelect agrees that it will do nothing inconsistent with such ownership. Any and all use of the Licensed Mark or any other Trademark by RealSelect shall inure solely and exclusively to the benefit of NAR. RealSelect agrees that it shall not apply for registration or seek to obtain ownership of any NAR Trademark, including the Licensed Mark and, Location Mark, in any nation. Further, RealSelect agrees that neither now, nor at any time in the future, will RealSelect, its parent corporations, subsidiaries, or affiliates, challenge or assist in any challenge to NAR's ownership rights in NAR's Trademarks, including the Licensed Mark and Location Mark.

IV.5 RealSelect agrees it will use the Licensed Mark only in a fashion authorized by this Agreement and will comply with all appropriate local and national laws in the United States. RealSelect further agrees that any use of the Trademarks by RealSelect will conform with the rules governing the use of the Trademarks issued by NAR and its affiliates, including specifically using the membership mark REALTOR(R) only where the context of use will clearly express the meaning of the term REALTOR4(R) as an indicator of membership in NAR.

IV.6 RealSelect recognizes goodwill associated with the Licensed Mark and acknowledges that said goodwill belongs to NAR, and that any goodwill associated with use of the Licensed Mark pursuant to this Agreement shall inure to the benefit of NAR.

IV.7 NAR agrees that it shall be responsible for maintaining the validity of the Licensed Mark and all registrations thereon in the United States. NAR further agrees that upon RealSelect's request, and in consultation with RealSelect, it will take reasonable steps to protect the Licensed Mark in those foreign countries where RealSelect can demonstrate it needs such protection in furtherance of its business operations, provided that any and all expenses incurred by NAR in connection with such activities which are undertaken at the request of RealSelect shall be paid equally by RealSelect and NAR.

                                   ARTICLE V
                                     TERM

V. I This Agreement shall be in full force and effect from the Effective Date as defined in Article XXIII and shall remain in effect as co-terminous with the Operating Agreement unless terminated earlier in accordance with the terms of this Agreement.

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                                  ARTICLE VI
                                 INFRINGEMEENT

VI.1 RealSelect agrees to notify NAR promptly of any known use of the Trademarks or the Licensed Mark by others not duly authorized by NAR. Notification of such unauthorized use shall include all details known by RealSelect that would enable or aid NAR in investigating such use.

VI.2 Upon learning of any infringement, NAR shall, at its sole discretion, take such action as NAR may deem to be appropriate to enforce its rights or suppress or eliminate such infringement. RealSelect shall fully cooperate with NAR in the prosecution of any action against an infringer, but RealSelect shall not be liable for any legal fees or other expenses unless agreed upon in advance.

                                  ARTICLE VII
                            TERMINATION BY LICENSEE

VII.I RealSelect shall have the right to terminate this Agreement of termination by RealSelect of the Operating Agreement, provided however, that such termination shall not impair or affect any accrued rights of NAR. A failure by NAR to comply with the obligations set forth in this Agreement shall not constitute a breach of this Agreement by NAR unless it continues for thirty (30) days after written notice has been given to NAR by RealSelect.

                                  ARTICLE VIII
                            TERMINATION BY LICENSOR

VIII.I NAR may terminate this Agreement by notice to RealSelect in the event that RealSelect should fail to materially perform any act required by this Agreement, or otherwise breach any covenant or agreement herein, and such failure or breach shall continue for thirty days after written notice thereof is given by NAR to RealSelect; provided that the prompt cessation by RealSelect of any breach shall not give rise to a termination right unless such breach was undertaken by RealSelect in bad faith.

VIII.2 It is expressly agreed that the provisions of 7.2 of the Operating Agreement shall be applicable also to this Trademark License Agreement. It is expressly recognized that the termination of the Operating Agreement can be the basis for termination of this Agreement.

VIII.3 RealSelect acknowledges that money damages alone are inadequate to compensate NAR for any breach by RealSelect of any provision of this Agreement concerning the protection of the Licensed Mark. Therefore, in the event of a breach or threatened breach of any such provision of this Agreement by RealSelect, NAR may, in addition to all other remedies, immediately seek to obtain and enforce appropriate injunctive relief.

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                                  ARTICLE IX
                             EFFECT OF TERMINATION

IX.I Upon termination of this Agreement, RealSelect agrees to immediately discontinue the use of any of NAR's Trademarks, including the Licensed Mark, all in accordance with 7.3 of the Operating Agreement.

IX.2 RealSelect agrees that all legal rights and goodwill associated with NAR Trademarks, including the Licensed Mark, shall remain the property of NAR and RealSelect shall make no claim to them.

                                   ARTICLE X
                                INDEMNIFCATION

X.I Each party hereto (the "indemnifying party") shall defend, indemnify, and hold harmless the other party (the "indemnified party"), its officers, employees, and agents from and against any losses and expenses (including attorneys' fees), claims, suits or other liability, arising out of or in any way connected with the negligent or intentional acts of the indemnifying party in connection with the exercise of the license granted in this Agreement.

                                  ARTICLE XI
                                 SEVERABILITY

XI.1 Should any provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, then the validity of the remaining provisions shall not be affected by such a holding.

                                  ARTICLE XII
                              NEGATION OF AGENCY

XII.I RealSelect is an independent contractor. Nothing contained herein shall be deemed to create an agency, joint venture, franchise, or partnership relation between the Parties, and neither Party shall so hold itself out. RealSelect shall have no right to obligate or bind NAR in any manner whatsoever, and nothing contained in this Agreement shall give or is intended to give any rights of any kind to third persons.

                                 ARTICLE XIII
                            MODIFICATION AND WAIVER

XIII.1 This Agreement may not be amended except by a written instrument executed by the Parties.

XIII.2 It is agreed that no waiver by either Party hereto of any breach or default of any of the provisions herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

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                                  ARTICLE XIV
                             LICENSE RESTRICTIONS

XIV.1 It is agreed that the rights and privileges granted to RealSelect are each and all expressly conditioned upon the faithful performance on the part of RealSelect of every requirement herein contained, and that each of such conditions and requirements are specific license restrictions.

                                  ARTICLE XV
                               LIMITED WARRANTY

XV.1 NAR makes no representations or warranties with respect to the services provided by RealSelect and disclaims any liability arising out of the service rendered under the Licensed Mark. No use by RealSelect shall create the implication of a warranty or guarantee by NAR or RealSelect's activities.

                                  ARTICLE XVI
                                 ASSIGNABILITY

XVI.1 This Agreement shall inure to the benefit of NAR, its successors and assigns, but will be personal to RealSelect and shall be assignable by RealSelect only with the prior written consent of NAR.

                                  ARTICLE XVII
                                 GOVERNING LAW

XVII.1 This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of Illinois. The Parties hereto consent to the jurisdiction of the courts of the competent jurisdiction, federal or state, situated in the State of Illinois for the bringing of any and all actions hereunder.

                                 ARTICLE XVIII
                                    HEADINGS

XVIII.1 The headings herein are for reference purposes only and shall not constitute a part hereof or be deemed to limit or expand the scope of any provisions of this Agreement.

                                  ARTICLE XIX
                             NOTICES AND PAYMENTS

XIX.1 Any notice required by this Agreement shall be deemed to have been properly received when delivered in person or when mailed by registered first class mail return receipt requested to the address as given herein, or such address as may be designated from time to time during the terms of this Agreement.

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         To RealSelect:
         RealSelect, Inc.
         5655 Lindero Canyon, Suite 106
         Westlake Village, CA  91362
         Attn:  Richard Janssen

         TO NAR:
         NATIONAL ASSOCIATION OF REALTORS(R)
         430 N. Michigan Avenue
         Chicago, IL  60611-4087
         Attn:  Laurene K. Janik, General Counsel


                                  ARTICLE XX
                               COMPLETE AGREEMENT

XX.1 It is understood and agreed between the parties that this Agreement constitutes the entire agreement between them and that all prior agreements or representations respecting the licensing of NAR's Trademarks, whether written or oral, expressed or implied, and whether the NAR or ant party, shall be abrogated, canceled and are null and void

                                  ARTICLE XXI

                                   ACCEPTANCE

XXI.1 This Agreement may be accepted and executed by the Parties hereto by facsimile transmission of their respective signature.

                                  ARTICLE XXII

                                    SURVIVAL

XXII.1   The provisions of paragraphs II.3, II.4, IV.4, VIII.3, X.1, XV.1 and
         XXII.1 will survive the expiration of termination of this Agreement.

                                 ARTICLE XXIII
                                EFFECTIVE DATE

XXIII.1 Infotouch Corporation, a Delaware corporation ("Infotouch") and NetSelect, Inc. a Delaware corporation ("NetSelect") have entered into an Agreement and Plan of Merger, dated as of November __, 1996 (the "Merger Agreement"), pursuant to which NetSelect will be merged with and into Infotouch, with Infotouch being the surviving corporation (the "Merger"). This Trademark License Agreement shall only be effective (the "Effective Date") from and after the "Closing" of the Merger (as that term is defined in the Merger Agreement).

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives and to become effective as of the date and year first above written.

REALSELECT, Inc.                   NATIONAL ASSOCIATION OF REALTORS(R)

By: /s/ Stuart Wolff               By: /s/ Alan R. Smith
   ---------------------------        --------------------------------

Its:                               Its: Executive Vice President
    --------------------------         -------------------------------


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                                  SCHEDULE A

1.   REALTOR.COM as an approved Internet Domain Site name.

2. REALTOR.XX as a Domain Site name where XX is used as an Internet designator for country location, such as REALTOR.AU where "AU" stands for Australia, or where XX is a recognized Internet suffix used by commercial enterprises now and in the future provided the foregoing site names are only used to transfer users to the REALTOR.com domain site.

3. YY.REALTOR where YY is a designator for a state or location such as "TN" for Tennessee as a modification of an otherwise approved Domain Name provided the foregoing site names are only to transfer users to the REALTOR.com domain site.

4. Addition of other prefixes and suffixes reasonably necessary for the effective use of any approved Domain Mane on the Internet where such suffixes and prefixes are separated from REALTOR by punctuation (i.e. "`", "/", "\", ",", "@" and other similar symbols). These would include the following:

     i. "emailname@REALTOR.com" as an email address as long as the user of the email address is a member of NAR, works for RealSelect, or works for an Association of REALTORS that is a member or NAR.

     ii.  "HTTP://www.REALTOR.com".

     iii. "http://REALTOR.com/directoryname/subdirectoryname/" where the directoryname and subdirectoryname refer to directories and subdirectories on the REALTOR.COM Domain Site that allow for proper organization of the Domain Site.

5. It is agreed that the above approved Domain Site name can use the Licensed Mark in upper or lower case.

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